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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF DYNEGY HOLDINGS INC.
                            AS OF DECEMBER 31, 2001

                            SUBSIDIARY                                 STATE OR JURISDICTION OF INCORPORATION
-------------------------------------------------------------------  -------------------------------------------
1.                      Dynegy Holdings Inc.                         Delaware
2.                      Dynegy Power Corp.                           Delaware
3.                      DMT Holdings, Inc.                           Delaware
4.                      Dynegy Midwest Generation, Inc.              Illinois
5.                      Dynegy Catlin Member, Inc.                   Delaware
6.                      Dynegy Northeast Generation, Inc.            Delaware
7.                      Dynegy Roseton, LLC                          Delaware
8.                      Dynegy Power Marketing, Inc.                 Texas
9.                      DMT Supply Holdings, LLC.                    Delaware
10.                     Dynegy Marketing & Trade                     Colorado
11.                     DMT Supply, LP                               Delaware